EXHIBIT 32.2

Certification of

Principal Financial Officer and Principal Accounting Officer

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Annual Report of Freedom Holdings, Inc., (the “Company”) on Form 10-K for the period ending September 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Vivian, President and Principal Executive Officer of the Company, certify, to my knowledge that:

(i) the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Freedom Holdings, Inc.

/s/: Robin Wright
Robin Wright
Principal Financial Officer, Director
Date: January 23, 2024